EXHIBIT 99.2
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     On March 25, 2010, BioClinica, Inc. (“BioClinica” or the “Company”) completed the acquisition of privately held TranSenda International, LLC (“TranSenda”). The acquisition was made pursuant to an Asset Purchase Agreement, dated March 25, 2010, by and between the Company and TranSenda (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company purchased and acquired from TranSenda all right, title and interest of TranSenda in and to the Purchased Assets (as defined in the Purchase Agreement) and assumed the Assumed Liabilities (as defined in the Purchase Agreement) of TranSenda.
     As consideration for the Purchased Assets and Assumed Liabilities, BioClinica paid 577,960 shares of common stock, par value $0.00025 per share, of BioClinica, valued at a volume weighted average price per share equal to $4.325560, and subject to a post-closing adjustment based on the Final Closing Net Working Capital (as defined in the Purchase Agreement). The Company recorded the fair value of the acquisition of $2,468,000 based on the Company’s market value of $4.27 for the stock consideration on March 25, 2010, the date of acquisition.
     We have derived the following unaudited pro forma consolidated financial information by applying pro forma adjustments to the historical audited statements of BioClinica and TranSenda. The unaudited pro forma statements of operations give effect to the transactions as if they had occurred on January 1, 2009. The unaudited pro forma statement of operations for the year ended December 31, 2009 combines the historical operating results of TranSenda for the year ended December 31, 2009 with the historical operating results of BioClinica for the year ended December 31, 2009. The unaudited pro forma statement of operations for the three months ended March 31, 2010 combines our results for the three-month periods ended March 31, 2010 which were derived from our unaudited consolidated statement of operations for the three months ended March 31, 2010 with TranSenda’s unaudited historical results for the three months ended March 31, 2010.
     The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2010 is not required herein as the transaction was reflected in our March 31, 2010 Quarterly Report on Form 10-Q filed on May 6, 2010 which is incorporated herein by reference.
     We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma condensed consolidated financial statements. We have based the unaudited pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The unaudited pro forma condensed consolidated statements of operations do not purport to represent what our results of operations would have been had the transactions described above actually occurred on the dates indicated and they do not purport to project our results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet does not purport to reflect what our financial condition would have been had the transactions described above closed on the date indicated or for any future or historical period.
     The TranSenda acquisition will be accounted for, and is presented in the unaudited pro forma consolidated information incorporated by reference, using the authoritative guidance for the purchase method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. Under these standards, the excess of the purchase price over the fair value of net assets acquired and liabilities assumed is recorded as goodwill. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation related to the TranSenda acquisition, which will change upon finalization of appraisals and other valuation studies that are in process. These adjustments reflect the preliminary estimated values of plant assets, customer relationships and technology. The initial allocation of the purchase price was based on preliminary estimated fair value of assets acquired, including identifiable intangible assets and liabilities assumed derived from significant unobservable inputs (“Level 3 inputs”) determined by management based on various market and income analyses and recent asset appraisals. The preliminary identifiable intangible assets of $1,100,000, comprised of customer relationships and technology, are amortized in the pro forma statements over the remaining useful lives of three to five years. The purchase price allocation will remain preliminary until the Company completes its review of third-party valuations and determines the fair market values of assets acquired and liabilities assumed and could differ significantly from preliminary recorded amounts. The goodwill recorded in connection with these acquisitions will be deductible for tax purposes over 15 years.
     The following table summarizes the preliminary amounts of identified assets acquired and liabilities assumed from TranSenda at the acquisition date fair value:

‘(Dollars in thousands)	TranSenda
Accounts Receivable	$309
Property and Equipment	91
Other Assets	33
Other Liabilities	(459)
Customer Relationships	100
Technology	1,000
Goodwill, including Workforce	1,394

Total Fair Value of Purchase Price	$2,468

     Accounts receivable, other assets and other liabilities were stated at their historical carrying values, which approximate fair value given the short-term nature of these assets and liabilities.
     Acquisition-related costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. BioClinica total costs incurred to date related to the acquisition were $111,000 and included in mergers and acquisition related costs on the consolidated statement of income for the three months ended March 31, 2010. These expenses are not reflected in the unaudited pro-forma condensed consolidated statement of operations for the three months ended March 31, 2010 as they were direct, incremental and non-recurring to the acquisition and are not expected to have a continuing impact on operations.
     The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of BioClinica included in BioClinica’s annual report on Form 10-K for the fiscal year ended December 31, 2009 and quarterly report on Form 10-Q for the quarter ended March 31, 2010 and the historical financial statements of TranSenda included herein. The pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies.

BioClinica, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year ended December 31, 2009

(in thousands, except per share data)	BioClinica	TranSenda	Adjustments		Pro forma Combined

Service revenue	$57,393	831	—		$58,224
Reimbursement revenue	15,330	—	—		15,330

Total revenues	72,723	831	—		73,554

Cost and expenses:
Cost of service revenues	35,630	—	—		35,630
Cost of sales	—	101	—		101
Cost of reimbursement revenues	15,330	—	—		15,330
Sales and marketing expenses	8,052	—	—		8,052
General and administrative expenses	7,414	—	—		7,414
Salaries and employee benefits	—	2,751	—		2,751
Management fees	—	53	—		53
Other	—	489	—		489
Amortization of intangible assets related to acquisitions	489	—	233	(a)	722
Restructuring charges	466	—	—		466
Mergers and acquisitions related costs	654	—	—		654

Total cost and expenses	68,035	3,394	233		71,662

Income (loss) from operations	4,688	(2,563)	(233)		1,892

Interest income	41	—	—		41
Interest expense	(13)	—	—		(13)

Income (loss) before income tax	4,716	(2,563)	(233)		1,920

Income tax provision (benefit)	1,757	—	(1,043)	(b)	714

Net income (loss)	$2,959	(2,563)	810		$1,206

Basic income per common share	$0.21				$0.08

Weighted average number of common shares	14,354		578	(c)	14,932

Diluted income per common share	$0.20				$0.08

Weighted average number of dilutive common equivalent shares	15,100		578	(c)	15,678

(a)	Pro forma adjustment reflects incremental amortization expense related to intangible assets which were recorded as a result of preliminary application of purchase accounting. Such assets are amortized over the expected useful life of three to five years.

(b)	Represents the estimated reduction of the pro forma tax provision resulting from the combination of the consolidated tax groups of BioClinica and TranSenda, consideration of their related tax attributes, and the impact of the pro forma adjustments. This adjustment is preliminary and is subject to additional analysis. The adjustment is based upon the effective tax rate of BioClinica for 2009 of 37.3%.

(c)	Pro forma adjustment to add the 577,960 share of BioClinica’s common stock issued to TranSenda’s shareholders on the date of acquisition as if the shares were issued on January 1, 2009 for the earnings per share calculation.

BioClinica, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2010

(in thousands, except per share data)	BioClinica	TranSenda	Adjustments		Pro forma Combined

Service revenue	$14,746	231	—		$14,977
Reimbursement revenue	3,358	—	—		3,358

Total revenues	18,104	231	—		18,335

Cost and expenses:
Cost of service revenues	8,951	—	—		8,951
Cost of sales	—	31	—		31
Cost of reimbursement revenues	3,358	—	—		3,358
Sales and marketing expenses	2,210	—	—		2,210
General and administrative expenses	2,072	—	—		2,072
Salaries and employee benefits	—	636	—		636
Other	—	126	—		126
Amortization of intangible assets related to acquisitions	141	—	58	(d)	199
Mergers and acquisitions related costs	205	—	(111)	(e)	94

Total cost and expenses	16,937	793	(53)		17,677

Income (loss) from operations	1,167	(562)	53		658

Interest income	6	—	—		6
Interest expense	(3)	—	—		(3)

Income (loss) before income tax	1,170	(562)	53		661

Income tax provision (benefit)	459	—	(199)	(f)	260

Net income (loss)	$711	(562)	252		$401

Basic income per common share	$0.05				$0.03

Weighted average number of common shares	14,545		538	(g)	15,083

Diluted income per common share	$0.05				$0.03

Weighted average number of dilutive common equivalent shares	15,382		538	(g)	15,920

(d)	Pro forma adjustment reflects incremental amortization expense related to intangible assets which were recorded as a result of preliminary application of purchase accounting. Such assets are amortized over the expected useful life of three to five years.

(e)	Represents non-recurring acquisition related costs that are not expected to have a continuing impact on operations.

(f)	Represents the estimated reduction of the pro forma tax provision resulting from the combination of the consolidated tax groups of BioClinica and TranSenda, consideration of their related tax attributes, and the impact of the pro forma adjustments. This adjustment is preliminary and is subject to additional analysis. The adjustment is based upon the effective tax rate of BioClinica for the three months ended March 31, 2010 of 39.2%.

(g)	Pro forma adjustment to add the 577,960 share of BioClinica’s common stock issued to TranSenda’s shareholders on the date of acquisition as if the shares were issued on January 1, 2010 less 40,000 shares included in BioClinica’s weighted average number of common shares and weighted average number of dilutive common equivalent shares for the three months ended March 31, 2010 for the earnings per share calculation.